Exhibit (h)(iii)

SCHEDULE A

Dated: May 4, 2009

Allianz NACM Global Equity 130/30 Fund

Allianz RCM Global Water Fund

Allianz RCM All Horizons Fund

Allianz RCM Disciplined Equity Fund

Allianz RCM International Opportunities Fund

Allianz RCM Global EcoTrends Fund

Allianz Global Investors Solutions 2015 Fund

Allianz Global Investors Solutions 2020 Fund

Allianz Global Investors Solutions 2030 Fund

Allianz Global Investors Solutions 2040 Fund

Allianz Global Investors Solutions 2050 Fund

Allianz Global Investors Solutions Retirement Income Fund

Allianz Global Investors Solutions Core Allocation Fund

Allianz Global Investors Solutions Growth Allocation Fund

Allianz NACM International Growth Fund

ALLIANZ FUNDS MULTI-STRATEGY TRUST, ON BEHALF OF EACH PORTFOLIO LISTED ON SCHEDULE A, INDIVIDUALLY AND NOT JOINTLY OR JOINTLY AND SEVERALLY		BOSTON FINANCIAL DATA SERVICES, INC.

By:	/s/ E. Blake Moore, Jr.	By:	/s/ Mark Scovell
Name:	E. Blake Moore, Jr.	Name:	Mark Scovell
Title:	President and Chief Executive Officer	Title:	SRVP

As an Authorized Officer on behalf of each

Portfolio of the Funds indicated on Schedule A